================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            -------------------------

                                    FORM 8-K

                            -------------------------


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) September 12, 1996
                                                 ------------------


                                ZYGO CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                     0-12944                   06-0864500
- ----------------------------        -----------             ------------------
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)            Identification No.)


         LAUREL BROOK ROAD, MIDDLEFIELD, CONN.                  06455
        ---------------------------------------               ----------
        (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (860) 347-8506
                                                    --------------


                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On September 12, 1996, Zygo Corporation (the "Company") completed the acquisition of NexStar Automation, Inc. ("Nexstar"), a Canadian company that was publicly traded on the Vancouver Stock Exchange. NexStar shareholders voted on September 11, 1996 to approve the acquisition at an extraordinary meeting. In the transaction, which was structured as a statutory plan of arrangement under Canadian law, Zygo acquired all the outstanding shares of NexStar in exchange for 250,000 shares of Zygo's common stock. On September 12, 1996, the closing price of the Company's common stock, as reported by the Nasdaq National Market, was $29.75 per share. The acquisition was consummated pursuant to the terms of the Acquisition Agreement dated as of August 12, 1996 by and among the Company, NexStar and NX Acquisition Corp., a wholly owned subsidiary of the Company.

     NexStar is engaged in the business of designing, developing and manufacturing automation and parts handling equipment to improve production efficiency and manufacturing yields within the data storage, semiconductor and medical disposables markets. Its operations are located in Longmont, Colorado. The press release issued by NexStar dated September 12, 1996, is attached hereto as Exhibit 99.1 and incorporated herein by reference. The press release issued by the Company and NexStar dated September 13, 1996, is attached hereto as
Exhibit 99.2 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

A.  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     1. Consolidated Financial Statements of NexStar as of December 31, 1995 and 1994 and for the three years ended December 31, 1995, 1994 and 1993.

               Report of Independent Auditors.

               Consolidated Balance Sheets as of December 31, 1995 and 1994.

               Consolidated Statements of Operations for the years ended December 31, 1995, 1994 and 1993.

               Consolidated Statement of Stockholders' Equity for the years ended December 31, 1995, 1994 and 1993.

               Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1994 and 1993.

               Notes to Consolidated Financial Statements.

     2. Interim Consolidated Financial Statements of NexStar as of March 31, 1996 and for the three-month periods ended March 31, 1996 and 1995.

               Consolidated Balance Sheet as of March 31, 1996.

               Consolidated Statements of Operations for the three-months ended March 31, 1996 and 1995.

               Consolidated Statement of Stockholders' Equity for the three-months ended March 31, 1996.

               Consolidated Statement of Cash Flows for the three-months ended March 31, 1996.

               Notes to Interim Financial Statements.

     It is impracticable for the Company to provide the required Interim Consolidated Financial Statements as of June 30, 1996 and for the three-month periods ended June 30, 1996 and 1995 of NexStar (the Business Acquired) on the date this report is being filed. The Company intends to file the required Interim Consolidated Financial Statements under cover of Form 8-K/A as soon as practicable; but not later than 60 days after the date this report must have been filed.


B.  PRO FORMA FINANCIAL INFORMATION.

     It is impracticable for the Company to provide the required pro forma financial information on the date this report is being filed. The Company intends to file the required Financial Statements under cover of Form 8-K/A as soon as practicable; but not later than 60 days after the date this report must have been filed.

C.  EXHIBITS.

     2. The Acquisition Agreement by and among Zygo Corporation, NX Acquisition Corp. and NexStar Automation, Inc.

     23. Consent of Ehrhardt Keefe Steiner & Hottman PC.

     99.1 Press Release issued by NexStar Automation, Inc. dated September 12, 1996.

     99.2 Press Release issued by the Company and NexStar Automation, Inc. dated September 13, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   ZYGO CORPORATION


Date: September 26, 1996           By  /s/ GARY K. WILLIS
                                   ------------------------------
                                           Gary K. Willis
                                           President and Chief Executive Officer

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                            FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITORS' REPORT
                        DECEMBER 31, 1995, 1994, AND 1993

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY




                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Independent Auditors' Report................................................F-3

Financial Statements

     Consolidated Balance Sheets............................................F-4

     Consolidated Statements of Operations..................................F-5

     Consolidated Statement of Stockholders' Equity.........................F-6

     Consolidated Statements of Cash Flows..................................F-7

Notes to Consolidated Financial Statements..................................F-8

                          INDEPENDENT AUDITORS' REPORT

To The Board of Directors and Stockholders
NexStar Automation, Inc. and Subsidiary
Longmont, CO

We have audited the consolidated balance sheets of NexStar Automation, Inc. and Subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NexStar Automation, Inc. and Subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

We have reviewed the accompanying balance sheet of NexStar Automation, Inc. and consolidated subsidiary as of March 31, 1996 and the related statements of operations and cash flows for the three months ended March 31, 1996 and 1995 for the three months. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

                                            Ehrhardt Keefe Steiner & Hottman PC

June 13, 1996
Denver, Colorado

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                                                                                        December 31,
                                                                           -----------------------------------       March 31,
                                                                                 1994                1995              1996
                                                                           ---------------     ---------------    --------------
                                                                                                                    (Reviewed)
                                     ASSETS
Current assets
    Cash and cash equivalents (Note 6)                                     $       111,827     $      429,039     $      246,828
    Contract receivables                                                           107,092             67,359            648,348
    Revenue in excess of billings                                                   53,379             79,250                 -
    Note receivable - current portion (Note 4)                                          -              13,123             10,053
    Inventory                                                                           -              19,165             17,688
    Prepaid engineering costs                                                           -              57,674             66,935
    Prepaids and other                                                              12,837             21,834             18,000
                                                                           ---------------     --------------     --------------
                         Total current assets                                      285,135            687,444          1,007,852
                                                                           ---------------     --------------     --------------
Property and equipment                                                              53,760            121,789            147,431
    Less accumulated depreciation                                                   (6,837)           (24,566)           (31,190)
                                                                           ---------------     --------------     --------------
                                                                                    46,923             97,223            116,241
                                                                           ---------------     --------------     --------------
Other assets
    Note receivable (Note 4)                                                            -              56,877             55,840
    Deferred offering costs                                                             -              26,629             26,629
    Deposits                                                                         2,795              2,333              2,333
    Organizational costs, net of amortization of $2,256 (1994), $3,384
     (1995), and $3,666 (1996)                                                       3,385              2,257              1,975
                                                                           ---------------     --------------     --------------
                         Total other assets                                          6,180             88,096             86,777
                                                                           ---------------     --------------     --------------
Total assets                                                               $       338,238     $      872,763     $    1,210,870
                                                                           ===============     ==============     ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Accounts payable                                                       $       148,241     $      350,363     $      488,160
    Line-of-credit (Note 5)                                                         52,700                 -                  -
    Notes payable (Note 5)                                                          35,000             12,000             12,000
    Accrued payroll and payroll taxes                                               25,584             38,753             38,435
    Deferred tax liability                                                              -              11,265                 -
    Other accrued expenses                                                             794              6,189                 -
    Loss contingency                                                                    -                  -              31,000
    Deferred contract revenue                                                           -                  -             143,754
                                                                           ---------------     --------------     --------------
                         Total current liabilities                                 262,319            418,570            713,349
                                                                           ---------------     --------------     --------------
Commitments (Note 6)

Stockholders' equity
    Common stock, no par value, 100,000,000 shares authorized,
     4,847,001 (1994) and 5,171,618 (1995 and 1996) issued and
     outstanding                                                                   334,688            630,779            630,779
    Retained deficit                                                              (258,769)          (176,586)          (133,258)
                                                                           ---------------     --------------     --------------
                         Total stockholders' equity                                 75,919            454,193            497,521
                                                                           ---------------     --------------     --------------
Total liabilities and stockholders' equity                                 $       338,238     $      872,763     $    1,210,870
                                                                           ===============     ==============     ==============


                 See notes to consolidated financial statements.

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                             Three Months
                                                             Years Ended December 31,                       Ended March 31,
                                              --------------------------------------------------   --------------------------------
                                                    1993             1994              1995             1995               1996
                                              ---------------   ---------------   ---------------  ---------------    -------------
                                                                                                              (Reviewed)
Sales
   Automation projects revenue (Note 9)        $      225,137     $     735,445    $    2,625,930   $      356,248    $     898,955
   Consulting revenue                                 119,190                -                 -                -                -
                                               --------------     -------------    --------------   --------------    -------------
      Total revenue                                   344,327           735,445         2,625,930          356,248          898,955

Cost of automation projects                          (115,437)         (437,377)       (1,684,603)        (210,318)        (538,188)
                                               --------------     -------------    --------------   --------------    -------------

      Gross profit                                    228,890           298,068           941,327          145,930          360,767

Selling, general and administrative expenses
   Salaries                                           121,606           190,556           449,675           73,196          141,470
   Professional fees                                  306,950            31,295            40,652           19,273           22,759
   Rent                                                14,472            27,610            91,069            7,717           29,462
   Travel                                              15,973            18,526            47,726            9,185           42,264
   Utilities                                           13,443            15,438            28,238            4,559           11,380
   Research and development                                -              4,946            67,634               -                -
   Marketing                                               -              3,641            18,792              473           10,304
   Depreciation and amortization                        2,909             6,299            18,857            3,349            6,906
   Other                                                6,523            20,207            80,351           19,676           45,294
                                               --------------    --------------    --------------   --------------    -------------
                                                      481,876           318,518           842,994          137,428          309,839
                                               --------------    --------------    --------------   --------------    -------------

Earnings (loss) income before income taxes
  and extraordinary item                             (252,986)          (20,450)           98,333            8,502           50,928

Income tax (expense)\benefit                           (7,000)            3,584           (16,150)          (1,700)          (7,600)
                                               --------------     -------------    --------------   --------------    -------------
(Loss) income before extraordinary item              (259,986)          (16,866)           82,183            6,802           43,328

Extraordinary item - gain on extinguishment
  of debt - net of income tax of $3,969
  (Note 8)                                                 -             18,083                -                -                -
                                               --------------     -------------    --------------   --------------    -------------
Net income (loss)                              $     (259,986)    $       1,217    $       82,183   $        6,802    $      43,328
                                               ==============     =============    ==============   ==============    =============
Net (loss) income per share of common stock
  before extraordinary item                    $         (.15)    $         ***    $          .02   $          ***    $         .01
                                               ==============     =============    ==============   ==============    =============
Net income per share of common stock on
  extraordinary item                           $           -      $         ***    $           -    $           -     $          -
                                               ==============     =============    ==============   ==============    =============
Net income per common share                    $         (.15)    $         ***    $          .02   $          ***    $         .01
                                               ==============     =============    ==============   ==============    =============
Weighted common shares outstanding                  1,782,729         4,039,801         5,289,215        4,847,001        5,409,204
                                               ==============     =============    ==============   ==============    =============

***     Less than .01 per share.

                 See notes to consolidated financial statements.

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                         Common Stock                Additional       Retained
                                               --------------------------------       Paid-in         Earnings
                                                   Shares            Amount           Capital         (Deficit)           Total
                                               --------------    --------------    --------------   --------------   --------------
Balances at December 31, 1992                              -     $           -     $           -    $           -    $           -

Common stock issued for property and
 debt                                                 326,302               326             3,753               -             4,079

Common stock issued for cash                        1,673,698             1,674            19,247               -            20,921

Net loss                                                   -                 -                 -         (259,986)         (259,986)
                                               --------------    --------------    --------------   --------------   --------------

Balance at December 31, 1993                        2,000,000             2,000            23,000        (259,986)         (234,986)

Recapitalization and issuance of stock
 for assets in reverse acquisition
 (including 237,560 shares issued for
 finders fee) (Note 1)                              2,847,001           332,688           (23,000)             -            309,688

Net income                                                 -                 -                 -            1,217             1,217
                                               --------------     -------------    --------------   -------------    --------------

Balance at December 31, 1994                        4,847,001           334,688                -         (258,769)           75,919

Stock issued for services, valued at
 $.46 (Note 3)                                         54,617            25,000                -               -             25,000

Stock issued in conjunction with
 private placement (net of offering
 costs) (Note 10)                                     250,000           256,171                -               -            256,171

Exercise of stock options for cash
 (Note 10)                                             20,000            14,920                -               -             14,920

Net income                                                 -                 -                 -           82,183            82,183
                                               --------------     -------------    --------------   -------------    --------------

Balance at December 31, 1995                        5,171,618           630,779                -         (176,586)          454,193

Net income (reviewed)                                      -                 -                 -            43,328           43,328
                                               --------------    --------------    --------------   --------------   --------------
Balance at March 31, 1996 (reviewed)
                                                    5,171,618    $      630,779    $           -    $     (133,258)  $      497,521
                                               ==============    ==============    ==============   ==============   ==============

                 See notes to consolidated financial statements.

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                             Three Months
                                                             Years Ended December 31,                       Ended March 31,
                                              --------------------------------------------------   ---------------------------------
                                                    1993              1994             1995             1995              1996
                                              ---------------   ---------------   --------------   --------------    --------------
                                                                                                              (Reviewed)
Cash flows from operating activities
   Net income (loss)                            $    (259,986)    $       1,217    $      82,183   $        6,802    $       43,328
                                                -------------     -------------    -------------   --------------    --------------
   Adjustments to reconcile net income to
     net cash provided used by operating
     activities -
      Depreciation and amortization                     2,909             6,313           18,857            3,349             6,906
      Common stock issued for services                     -                 -            25,000               -                 -
      Gain on extinguishment of debt                       -            (18,083)              -                -                 -
      Changes in assets and liabilities -
         Loss contingency                                                                                      -             31,000
         Contract receivables                         (47,207)          (59,885)          39,733           46,822          (580,989)
         Revenue in excess of billings                     -            (53,379)         (25,871)              -             79,250
         Inventory                                         -                 -           (76,839)              -             (7,784)
         Prepaids and other                                -            (12,837)          (8,997)          (3,094)            3,834
         Accounts payable                             129,713            88,586          202,122          (30,141)          137,797
         Accrued liabilities                           61,002             9,399           18,564           (1,572)           (6,507)
         Deferred contract revenue                     47,891           (47,891)              -            53,227           143,754
         Deferred tax liability                            -                 -            11,265               -            (11,265)
                                                -------------     -------------    -------------   --------------    --------------
                                                      194,308           (87,777)         203,834           68,591          (204,004)
                                                -------------     -------------    -------------   --------------    --------------
             Net cash (used in) provided by
              operating activities                    (65,678)          (86,560)         286,017           75,393          (160,676)
                                                -------------     -------------    -------------   --------------    --------------
Cash flows from investing activities
   Purchase of property and equipment                 (13,586)          (41,903)         (68,029)         (21,337)          (25,642)
   Proceeds from sale of fixed assets                      -              2,053               -                -                 -
   Deposits                                            (4,809)              249              462               -                 -
   Note receivable                                         -                 -           (70,000)              -              4,107
                                                -------------     -------------    -------------   --------------    --------------
             Net cash (used in) investing
              activities                              (18,395)          (39,601)        (137,567)         (21,337)          (21,535)
                                                -------------     -------------    -------------   --------------    --------------
Cash flows from financing activities
   Borrowing (payment) on line-of-credit                   -             52,700          (52,700)              -                 -
   Proceeds from notes payable                         68,035           237,974               -                -                 -
   Net proceeds from private placement                     -                 -           256,171               -                 -
   Cash received upon exercise of stock
    options                                                -                 -            14,920               -                 -
   Deferred offering costs                                 -                 -           (26,629)              -                 -
   Proceeds from reverse acquisition                   20,920             3,679               -                -                 -
   Payment on long-term debt                               -            (61,247)         (23,000)         (23,000)               -
                                                -------------     -------------    -------------   --------------    -------------
             Net cash provided by financing
              activities                               88,955           233,106          168,762          (23,000)               -
                                                -------------     -------------    -------------   --------------    -------------
Net increase (decrease) in cash and cash
  equivalents                                           4,882           106,945          317,212           31,056          (182,211)

Cash and cash equivalents at beginning of
   period                                                  -              4,882          111,827          111,827           429,039
                                                -------------     -------------    -------------   --------------    --------------
Cash and cash equivalents at end of period      $       4,882     $     111,827    $     429,039   $      142,883    $      246,828
                                                =============     =============    =============   ==============    ==============

Supplemental schedule of non-cash investing and financing activities
        Cash paid during the year for income taxes of $14,100 (1995) and $5,400 (1994)
        Issuance of stock in exchange for elimination of debt in conjunction with reverse acquisition of $311,009 (1994)
        Equipment and organization costs donated by stockholder was $4,080 (1993).

                 See notes to consolidated financial statements.

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS)

NOTE 1 - INTERIM  FINANCIAL STATEMENTS (UNAUDITED)

In the opinion of Nexstar Automation, Incorporated and Subsidiary (the "Company"), the accompanying unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of the Company at March 31, 1996 and the results of their operations and changes in cash flows for the three months ended March 31, 1996 and 1995. The results of operations for the three months ended March 31, 1996 and 1995 are not necessarily indicative of the results to be expected for the full year.

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company is engaged in the business of designing, assembling, customizing, installing and supporting production automation systems, which typically incorporate customized robotics. The Company's focus is directed toward the data storage, medical/pharmaceutical and food processing industries. The Company commenced operations on January 4, 1993.

In April of 1994, FBA Ventures Ltd. ("FBA") acquired all the issued and outstanding common shares of NexStar Corporation ("NexStar") in exchange for 2,700,000 shares of common stock of FBA, of which 2,525,000 shares held in escrow. For financial reporting purposes, the business combination was accounted for as an additional capitalization of the Company (a reverse acquisition with NexStar as the acquirer). NexStar is considered the surviving entity. The historical financial statements prior to the merger are those of NexStar. The stockholders of NexStar received 2,700,000 shares of FBA stock for an approximate 58% interest in the new combined entity. FBA's only assets consisted of cash and funds advanced to NexStar.

ESCROW AGREEMENT

According to the purchase agreement, 2,525,000 shares of FBA common stock are to be placed in escrow with the Escrow Agent for the Shareholder. In September of 1994, 224,015 shares were released leaving 2,300,985 escrow shares as of December 31, 1994. The shareholders may exercise all voting rights of these shares with certain restrictions. Under the escrow agreement, the shares may be released annually, on a pro rata basis based on the Company's cumulative cash flow. In the event that any escrow shares are not released from escrow before December 31, 2004, those escrow shares are to be canceled. The escrow shares are presented as outstanding in these financial statements as management believes they will all be released from escrow.

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS)

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PRINCIPLES OF CONSOLIDATION

The 1995 and 1996 consolidated financial statements include the accounts of NexStar Automation, Inc. and Subsidiary, a Canadian corporation and its wholly owned subsidiary NexStar Corporation (a Colorado corporation). All significant intercompany balances and transactions have been eliminated in consolidation.

RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The differences between generally accepted accounting principles used in Canada (Canadian GAAP) and the United States (U.S. GAAP) do not significantly impact the financial statements of the Company for all periods presented. All amounts are expressed in United States dollars.

INVENTORY

Inventory is stated at the lower of cost or market and primarily consists of purchased raw materials and work in process. Cost is determined using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Replacements, renewals and improvements are capitalized and costs for repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of five years.

ORGANIZATION COSTS

Organization costs are all business start-up costs incurred by the Company. These costs have been capitalized and are being amortized over a five-year period.

DEFERRED OFFERING COSTS

Deferred offering costs represent costs incurred in connection with the Company's proposed public offering in the United States. Deferred offering costs will be offset against net proceeds, if successful, or expensed in operations if the offering is unsuccessful.

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS)

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

Revenue from automation projects is accounted for under the percentage-of-completion method, using labor costs incurred to date in relation to estimated total labor costs of the contracts to measure the stage of completion. The cumulative effects of revisions of estimated total contract costs and revenues are recorded in the period in which the facts requiring the revision become known. When a loss is anticipated on a contract, the full amount thereof is provided currently. The differences between amounts billed and revenue recognized is shown as revenue in excess of billings and deferred revenue on the accompanying balance sheets.

Totals of revenue earned billings on uncompleted contracts are as follows:

                                                    December 31,
                                          ---------------------------------         March 31,
                                               1994               1995                1996
                                          --------------    ---------------     ---------------
                                                                                   (Reviewed)
    Revenue recognized to date            $      150,250    $     1,592,565     $       898,955
    Billings to date                             (96,871)        (1,513,315)         (1,042,709)
                                          --------------    ---------------     ---------------
    Revenue in excess of billings         $       53,379    $        79,250     $      (143,754)
                                          ==============    ===============     ===============

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid cash investments with original maturity dates of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

The Company occasionally has deposits in financial institutions which exceed the federally insured limits as of December 31, 1995. This amount exceeded the limits by approximately $307,000. The Company reduced its credit risk with respect to receivables by requiring deposits before production begins and continually monitors the industries and its customers before granting credit.

RESEARCH AND DEVELOPMENT

Research and development costs for new products are charged to expense as incurred.

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS)

NOTE 2 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECLASSIFICATIONS

Certain accounts in the December 31, 1994 and 1995 financial statements have been reclassified to conform with the current period presentation.

INCOME TAXES

The Company accounts for income taxes pursuant to the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109") (Note 6).

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - RELATED PARTY TRANSACTIONS

In March of 1995, the Company issued 54,617 shares of its common stock to the President of the Company as compensation for guarantying the line-of-credit. The shares were valued at $.46 per share, the fair market value of the stock on the date of issue.

NOTE 4 - NOTE RECEIVABLE

At December 31, 1995, the Company received a note receivable totaling $70,000. The note is payable in quarterly installments of $4,107, commencing February 1996 through November 2000. The note bears interest at 7% and is without collateral. Future maturities of this note are as follows:

          Year Ending December 31,
          ------------------------
                 1996                       $  13,123
                 1997                          12,775
                 1998                          13,693
                 1999                          14,677
                 2000                          15,732
                                            ---------
                                            $  70,000
                                            =========

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS)

NOTE 5 - NOTES PAYABLE AND LINE-OF-CREDIT

Notes payable consist of the following:

                                                                     December 31,
                                                          ---------------------------------         March 31,
                                                               1995              1994                 1996
                                                          --------------    ---------------      --------------
                                                                                                   (Reviewed)
Unsecured notes payable to individuals due on demand.     $       12,000    $        35,000      $       12,000
                                                          ==============    ===============      ==============


NOTE 6 - COMMITMENTS AND CONTINGENCIES

In February 1995, the Company entered into a lease agreement for its office and manufacturing facilities. Under the terms of the lease, the Company is obligated to make monthly payments of $8,166 through termination of the lease on April 1, 1997. Amounts due after December 31, 1995 are as follows:

         1996                         $      97,992
         1997                                24,498
                                      -------------

         Total                        $     122,490
                                      =============

Rental expense for the years ended December 31, 1995 and 1994 and three months ended March 31, 1996 was approximately $91,000, $28,000, and $24,000, respectively.

In fiscal 1994, the Company entered into $65,000 line-of-credit agreement with a bank. During 1995, the line-of-credit was renewed to provide up to $150,000 of borrowings and matures January 31, 1996. Total outstanding borrowings on the line-of-credit were $0 and $52,700 at December 31, 1995 and 1994, respectively. The line is collateralized by the Company's savings account and guaranteed by the Company's President. The line accrues interest at 7%.

NOTE 7 - INCOME TAXES

Effective for the year ended December 31, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS 109) which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statements and tax basis of assets and liabilities using the enacted tax rates in effect for the year in which the difference is expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS)

NOTE 7 - INCOME TAXES (CONTINUED)

The components of the provision for income taxes are as follows:

                                                                 December 31,                               March 31,
                                             --------------------------------------------------  --------------------------------
                                                  1993             1994              1995             1995              1996
                                             ---------------  ---------------   ---------------  ---------------   --------------
                                                                                                    (Reviewed)       (Reviewed)
        Current tax provision
            Federal                            $          -     $       3,200     $      (4,500)   $      (1,275)    $     (6,500)
            State                                         -               384              (380)            (425)          (1,100)
                                               -------------    -------------     -------------    -------------     ------------
                                                          -             3,584            (4,880)          (1,700)          (7,600)
        Deferred tax expense
            Federal                                   (5,250)              -            (10,370)              -                -
            State                                     (1,750)              -               (900)              -                -
                                               -------------    -------------     -------------    -------------     ------------
                                                      (7,000)              -            (11,270)              -                -
                                               -------------    -------------     -------------    -------------     ------------
                                               $      (7,000)   $       3,584     $     (16,150)   $      (1,700)    $     (7,600)
                                               =============    =============     =============    =============     ============

The principal temporary differences that result in the deferred tax liability are depreciation for tax purposes in excess of depreciation for financial reporting purposes as well as other items being amortized for financial reporting purposes which are currently deductible for tax purposes.

NOTE 8 - GAIN ON EXTINGUISHMENT OF DEBT

During the year ended December 31, 1994, the Company settled outstanding legal bills totaling $41,052 for $19,000 resulting in an extraordinary gain of $22,052.

NOTE 9 - MAJOR CUSTOMERS

For the year ended December 31, 1995, 1994, and 1993, approximately 98%, 54%, and 78% of the Company's sales were to three customers, respectively.

NOTE 10 - STOCKHOLDERS' EQUITY

In August of 1995, the Company completed a private placement for 250,000 shares of the Company's common stock for proceeds of approximately $256,000 net of approximately $3,000 of offering costs.

Also during 1995, an option to purchase 20,000 shares of the Company's common stock at the price of $1.00 (CN$) was exercised.

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS)

NOTE 10 - STOCKHOLDERS' EQUITY (CONTINUED)

The Company has granted the following options and warrants to purchase common stock as of December 31, 1995:

         Number of            Exercise             Expiration
         Options               Price                  Date
        ---------            ---------             ----------
                               (CN$)
          35,000             $     .77               1997
          95,000             $    1.10               1998
         115,000             $    1.00               1998
          25,000             $    1.00               1999
           7,000             $     .77               2000
          20,000             $    1.92               2000
          80,000             $    2.20               2000
        --------
         377,000
        ========

       Number of
       Warrants
       --------

         250,000             $    1.40              1996
       =========

                                 EXHIBIT INDEX

No.   Description
- ---   -----------

2. The Acquisition Agreement by and among Zygo Corporation, NX Acquisition Corp. and NexStar Automation, Inc.

23.   Consent of Ehrhardt Keefe Steiner & Hottman PC.


99.1  Press Release issued by NexStar Automation, Inc. dated September 12, 1996.

99.2 Press Release issued by the Company and NexStar Automation, Inc. dated September 13, 1996.